UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street Hamilton HM 19 Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2013, two wholly-owned subsidiaries of Aspen Insurance Holdings Limited (the “Company”), Aspen Bermuda Limited and Aspen Insurance UK Limited (each an “Account Party”), entered into an amendment (the “Amendment”) to the secured letter of credit facility agreement with Barclays Bank PLC (“Barclays”) dated as of October 6, 2009 and amended as of February 28, 2011 (the “Credit Facility”). The Amendment extends the maturity date of the Credit Facility to January 31, 2015.

The obligations of each Account Party under the Credit Facility are secured by a pledge of securities owned by such Account Party and held with The Bank of New York Mellon, as custodian. The amount of letters of credit issued for the account of an Account Party cannot exceed the discounted market value of the securities pledged by such Account Party. Advance rates vary based upon the type and tenor of the pledged securities. The Amendment amends the list of securities that may be pledged and the related advance rates.

The Amendment also (i) permits the issuance of letters of credit with expiry dates up to one year following the maturity date, (ii) reduces the commitment fee, and (iii) amends various other covenants.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment. A copy of the Amendment is filed herewith as Exhibit 10.1.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

10.1	Amendment Letter dated as of February 1, 2013 among Aspen Bermuda Limited, Aspen Insurance UK Limited and Barclays Bank PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: February 1, 2013	By:	/s/ John Worth
	Name:	John Worth
	Title:	Chief Financial Officer

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